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                                                                 EXHIBIT 10.37.1





                                 MARCH 20, 1997


Via Facsimile and Hand Delivery
Mr. Ed Compton
Veritas DGC Land, Inc.
Suite 509, 860 West Airport Fwy.
Hurst, Texas 76054
Fax # (817) 498-1256

                 Re: Anadarko Basin Seismic Operations Agreement II, dated April 1, 1997, by and between Brigham Oil
                          & Gas, L.P. ("BOG") and Veritas DGC Land, Inc. ("Veritas") (hereinafter referred to as the "Alliance Agreement II")

Gentlemen:

         Anything to the contrary contained in the Alliance Agreement II notwithstanding, in consideration for Veritas' commitment to utilize two Alliance Seismic Crews to simultaneously conduct seismic operations for the first two BOG Project Areas that are designated under the Alliance Agreement II, BOG hereby agrees to advance pay $200,000 of the amounts which would otherwise not be due under Section 3.4 of the Alliance Agreement II until such time as BOG has incurred lease bonus and drilling and completion costs within the Project Areas. Such advance payment shall be made within thirty (30) days of BOG's receipt of an invoice for such amount from Veritas; provided, however that Veritas shall not submit such invoice until field seismic operations have commenced for both of such first two designated Project Areas.

         BOG and Veritas recognize, acknowledge and agree that the $200,000 payment to be made to Veritas as provided in this letter agreement shall be applied toward the First Payout Amount and shall be credited against the first lease bonus payments and drilling and/or completion cost payments which would otherwise be due to Veritas under the terms of Section 3.4.

         If this letter agreement correctly sets forth your company's agreement and understanding with respect to the subject matter hereof, we ask that you have an authorized representative of your company execute the duplicate originals of same below and return one of such fully executed duplicate originals to our offices.

                                         Sincerely,
                                         BRIGHAM OIL & GAS, L.P.
                                         by Brigham, Inc.,
                                         its Managing General Partner



                                         /s/ BEN M. BRIGHAM
                                         -------------------------------
                                         Ben M. Brigham, President / CEO


ACCEPTED AND AGREED:

VERITAS DGC LAND, INC.


By:/s/ EDWARD COMPTON
   ------------------------------
(name printed) Edward Compton
              -------------------
Its:  General Manager
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